EXECUTION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (the “Agreement”), dated as of September 1, 2005, is between HSI Asset Securitization Corporation, a Delaware corporation (the “Company”), and HSBC Bank USA, National Association, a national banking association (the “Seller”).

The Company and the Seller hereby recite and agree as follows:

1.

Defined Terms.  Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, dated as of September 1, 2005 (the “Pooling and Servicing Agreement”), among the Company, Wells Fargo Bank, N.A., as master servicer and securities administrator, NC Capital Corporation, as mortgage loan seller (the “Mortgage Loan Seller”), JPMorgan Chase Bank, N.A., as servicer, and Deutsche Bank National Trust Company, as trustee (the “Trustee”), relating to the issuance of the Company’s HSI Asset Securitization Corporation Trust 2005-NC2 Mortgage Pass-Through Certificates, Series 2005-NC2 or, if not defined therein, in the Underwriting Agreement, dated October 6, 2005 (the “Underwriting Agreement”), among the Company, HSBC Securities (USA) Inc. (“HSBC”), Blaylock & Company, Inc. and Utendahl Capital Partners, L.P. or in the Purchase Agreement, dated October 6, 2005 (the “Purchase Agreement”), between the Company and HSBC.

2.

Purchase of Mortgage Loans.  The Seller hereby sells, transfers, assigns and conveys, and the Company hereby purchases the mortgage loans (the “Mortgage Loans”) listed in Exhibit I.

3.

Purchase Price; Purchase and Sale.  The purchase price (the “Purchase Price”) for the Mortgage Loans shall be $471,560,811.38 inclusive of accrued and unpaid interest on the Mortgage Loans at the weighted average interest rate borne by the Mortgage Loans from the date hereof to but not including the Closing Date, payable by the Company to the Seller on the Closing Date either (i) by appropriate notation of an inter company transfer between affiliates of HSBC or (ii) in immediately available Federal funds wired to such bank as may be designated by the Seller.

Upon payment of the Purchase Price, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Company all the right, title and interest of the Seller in and to the Mortgage Loans as of the Cut-Off Date, including all interest and principal due on the Mortgage Loans after the Cut-Off Date (including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies.

The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Trustee all documents, instruments and agreements required to be delivered by the Company to the Trustee under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request.

4.

Representations and Warranties. The Seller hereby represents and warrants to the Company with respect to each Mortgage Loan as of the date hereof or such other date set forth herein and that as of the Closing Date, the Seller had good title to the Mortgage Loans and the Mortgage Loans were subject to no offsets, defenses or counterclaims.

The Seller hereby represents and warrants to the Company that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Company) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

5.

Repurchase and Substitution of Mortgage Loans.  In the event the Mortgage Loan Seller fails to perform its repurchase or substitution obligation under Section 2.03 of the Pooling and Servicing Agreement resulting from the insolvency or financial inability of the Mortgage Loan Seller to do so, the Seller may, in its sole discretion, opt to undertake such repurchase or substitution.

6.

Underwriting.  The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

7.

Notices.  All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Company, be addressed to it at HSI Asset Securitization Corporation, 452 Fifth Avenue, 10th Floor, New York, New York 10018, Attention: Head MBS Principal Finance, or, if sent to the Seller, be addressed to it at HSBC Bank USA, National Association, 452 Fifth Avenue, 10th Floor, New York, New York 10018, Attention: Head MBS Principal Finance.

8.

Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.  This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Seller and their respective successors and assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HSI ASSET SECURITIZATION
CORPORATION

By:

 /s/ Andrea Lenox

Name:  Andrea Lenox

Title:    Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:

 /s/ Jon E. Voigtman

Name:  Jon E. Voigtman

Title:    Managing Director

EXHIBIT I

Mortgage Loan Schedule

[To be retained in a separate closing binder entitled “HASCO 2005-NC2 Mortgage Loan Schedules” at the Washington, D.C. offices of McKee Nelson LLP]